UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 5, 2009

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Roomlinx, Inc.

(Exact Name of Registrant as Specified in its Charter)

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Nevada	000-26213	83-0401552
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2150 W. 6th Ave., Unit H, Broomfield, Colorado 80020

(Address of Principal Executive Offices) (Zip Code)

303-544-1111

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement

On June 5, 2009, Roomlinx, Inc., a Nevada corporation (“Roomlinx”), entered into a Revolving Credit, Security and Warrant Purchase Agreement (the “Credit Agreement") with Cenfin LLC, a Delaware limited liability company (“Cenfin”), pursuant to which Cenfin agreed to make revolving loans to Roomlinx from time to time in a maximum outstanding amount of $5,000,000 and pursuant to which, upon the making of each such Revolving Loan, Roomlinx will issue to Cenfin (i) a Revolving Credit Note evidencing such Revolving Loan and (ii) a Warrant to purchase a number of shares of Roomlinx Common Stock equal to 50% of the principal amount funded in respect of such Revolving Loan divided by $.02 per share. Each Revolving Credit Note will bear interest at a rate of 9% per annum and mature on the fifth anniversary of its issuance. Each Warrant will be exercisable for a three year period from its issuance at an initial exercise price of $.02 per share. A copy of the Credit Agreement (together with the forms of Revolving Credit Note and Warrant attached as Exhibits thereto) is attached as Exhibit 10.1 hereto and incorporated herein by reference.

On June 5, 2009 (the “Effective Date”), Roomlinx entered into an Employment Agreement (the “Employment Agreement”) with Mr. Michael S. Wasik, our Chief Executive Officer and Chairman of the Board of Directors, replacing a prior employment agreement that had expired. Pursuant to the Employment Agreement, Mr. Wasik will continue to serve as our Chief Executive Officer for a starting base salary of $150,000 per year. In addition, Mr. Wasik will be eligible for payment of a bonus based on his performance, as, when and in an amount determined by the Compensation Committee and/or the Board of Directors of Roomlinx. Assuming the achievement of all relevant performance criteria and established milestones, Mr. Wasik will have a target annual bonus of at least 100% of his base salary plus 5,000,000 Incentive Stock Options. In addition, further to the Employment Agreement and in consideration of services already performed, on June 5, 2009, pursuant to an Incentive Stock Option Agreement, Mr. Wasik was granted options to purchase 10,000,000 shares of Roomlinx Common Stock at an exercise price equal to $.033 per share, the last publicly reported sales price of a share of Roomlinx Common Stock on the day prior to the Effective Date, vesting equally over a two year period. Mr. Wasik will also be entitled to four weeks paid vacation per year and other benefits offered generally to executives of Roomlinx. The Employment Agreement may be terminated at any time by either Roomlinx or Mr. Wasik; provided, however, that in the event Mr. Wasik terminates for “Good Reason” or Roomlinx terminates without “Cause”, each as defined in the Employment Agreement, then Mr. Wasik shall, on the fulfillment of certain conditions, be entitled to severance compensation equal to twelve (12) months’ salary. A copy of the Employment Agreement is attached hereto as Exhibit 10.2 and incorporated herein by reference in its entirety. A copy of the Incentive Stock Option Agreement is attached hereto as Exhibit 3.3 and incorporated herein by reference in its entirety.

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 5, 2009, Roomlinx entered into an Employment Agreement with Mr. Michael S. Wasik, our Chief Executive Officer, for his continued employment as our Chief Executive Officer and, in connection with the Employment Agreement, also granted him options to purchase shares of Roomlinx Common Stock pursuant to an Incentive Stock Option Agreement. A brief description of the terms and conditions of the Employment Agreement is set forth under Item 1.01 above and is incorporated herein by reference in its entirety.

Item 9.01

Financial Statements and Exhibits

Exhibit	Description of Exhibit
3.1	Form of Revolving Credit Note issuable to Cenfin LLC, included as Exhibit A to the Revolving Credit, Security and Warrant Purchase Agreement attached as Exhibit 10.1 to this Form 8-K.
3.2	Form of Warrant issuable to Cenfin LLC, included as Exhibit B to the Revolving Credit, Security and Warrant Purchase Agreement attached as Exhibit 10.1 to this Form 8-K.
3.3	Incentive Stock Option Agreement, dated June 5, 2009, between Roomlinx, Inc. and Michael S. Wasik.
10.1	Revolving Credit, Security and Warrant Purchase Agreement, dated June 5, 2009, between Roomlinx, Inc. and Cenfin LLC.
10.2	Employment Agreement, dated June 5, 2009, between Roomlinx, Inc. and Michael S. Wasik.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 11, 2009	ROOMLINX INC.

	By:	/s/ MICHAEL S. WASIK
Michael S. Wasik
President, Chief Executive Officer
and Chief Financial Officer

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